EXHIBIT 99.(a)(1)(J)

INSERT FROM OPTION STATUS ON www.aststockplan.com				OPTION EXCHANGE CALCULATION						SHARES ISSUABLE BY CATEGORY
GRANT DATE	GRANT NO.	GRANT PRICE	OPTIONS OUT- STANDING	VALUE PER OPTION	VALUE OF OPTIONS TEN- DERED (F*G)	ESTI- MATED WITH- HOLDING PERCENT- AGE (See Tax Estimator)	AMOUNT WITH- HELD (G*H)	VALUE OF OPTIONS TEN- DERED, LESS WITH- HOLDING (F-H)	SHARES ISSUABLE BASED ON 10/24/02 CLOSING PRICE (F/Closing Price)	SHARES TO BRO- KERAGE ACCOUNT [(F*50%)-H]/ Closing Price	SHARES SUBJECT TO HOLDING RESTRICTION THAT EXPIRES ON 4/23/03 (J-K)*50%	SHARES SUBJECT TO HOLDING RESTRICTION THAT EXPIRES ON 10/23/03 (J-K)*50%	CONFIRM NO. OF SHARES ISSUABLE BY CATEGORY (K+L+M)=J

(A)	(B)	(C)	(D)	(E)	(F)	(G)	(H)	(I)	(J)	(K)	(L)	(M)	(N)

11/1/2001	Example 1	$35.00	1,000	$3.20	$3,200.00	35%	$1,120.00	$2,080.00	232	54	89	89	232

Enter Your Data in the PINK-COLORED CELLS to Estimate Shares Issuable, Calculate Withholding Tax, and Determine Allocation of Shares by Category upon Closing — WHITE CELLS WILL AUTO-CALCULATE

			0	$3.20	$—	35%	$—	$—	—	—	—	—	—

			0	$3.20	$—	35%	$—	$—	—	—	—	—	—

			0	$3.20	$—	35%	$—	$—	—	—	—	—	—

Closing Price = $9.00

The number directly above will not be determinable until market close on 10/24/02. You may enter different prices above to run various scenarios.

Withholding Tax Estimator
Federal Required %	27%
State Required%*	6%
FICA/FUTA/SDI**	2%

35%

*	See State List Under State Tax Tab
**	Note: FICA/FUTA/SDI or other required taxes may be applicable and may apply if annual caps have not been reached. The withholding rates will vary from individual to individual.

State		Mandatory Withholding Rate
AK	Alaska	0.000%
AL	Alabama	5.000%
AR	Arkansas	7.000%
AZ	Arizona	5.600%
CA	California	6.000%
CO	Colorado	5.000%
CT	Connecticut	4.500%
DC	District of Columbia	9.500%
DE	Delaware	6.450%
FL	Florida—No SIT	0.000%
GA	Georgia	6.000%
HI	Hawaii	8.000%
IA	Iowa	6.000%
ID	Idaho	8.200%
IL	Illinois	3.000%
IN	Indiana	3.400%
KS	Kansas	5.000%
KY	Kentucky	6.000%
LA	Louisiana	3.000%
MA	Massachusetts	5.850%
MD	Maryland	6.500%
ME	Maine	5.000%
MI	Michigan	4.400%
MN	Minnesota	6.250%
MO	Missouri	6.000%
MS	Mississippi	3.000%
MT	Montana	6.000%
NC	North Carolina	6.000%
ND	North Dakota	3.900%
NE	Nebraska	5.000%
NH	New Hampshire—No SIT	0.000%
NJ	New Jersey	6.370%
NM	New Mexico	8.500%
NV	Nevada—No SIT	0.000%
NY	New York	7.350%
OH	Ohio	3.500%
OK	Oklahoma	5.000%
OR	Oregon	9.000%
PA	Pennsylvania	2.800%
PR	Puerto Rico	0.000%
RI	Rhode Island	7.700%
SC	South Carolina	7.000%
SD	South Dakota—No SIT	0.000%
TN	Tennessee—No SIT	0.000%
TX	Texas—No SIT	0.000%
UT	Utah	6.500%
VA	Virginia	5.750%
VT	Vermont	7.000%
WA	Washington	0.000%
WI	Wisconsin	6.930%
WV	West Virginia	4.500%
WY	Wyoming—No SIT	0.000%